Arthur
                                    Andersen




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                                        Arthur Andersen LLP


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                                        Suite 3800
                                        100 North Tryon Street
                                        Charlotte, NC  28202-4000
                                        704 332 0092


October 16, 1996



Securities and Exchange Commission
450 5th Street, NW
Washington, DC  20549




To Whom It May Concern:

We have read Item 4 (except for paragraphs 3 and 6) included in the attached Form 8-K dated October 15, 1996 of Boddie-Noell Properties, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


Arthur Andersen LLP